INFOSMART GROUP, INC.
SECURED DEBENTURE

Issue Amount: $_____	New York, New York
April 30, 2008

FOR VALUE RECEIVED, the undersigned, Infosmart Group, Inc., a California corporation (referred to herein as the “Company”), with a business address at 5th Floor, QPL Industrial Building, 126-140 Texaco Road, Tsuen Wan, Hong Kong, hereby unconditionally promises to pay to the order of _____, its endorsees, successors and/or assigns (the “Lender”), in lawful money of the United States, at 1400 Old Country Road, Suite 206, Westbury, New York 11590, or such other address as the Lender may from time to time designate, the principal sum of _____ ($_____) (the “Issue Amount”). This Debenture shall mature and become due and payable in full on the one-year anniversary of the date of issue of this Debenture (the “Maturity Date”).

1. Original Issue Discount. The Lender shall purchase this Debenture at a price equal to 80% of the Issue Amount which shall represent a 20% Original Issue Discount.

2. Terms of Repayment. Principal of and interest on this Debenture shall be paid by the Company as follows:

(a) Interest at the rate of twelve percent (12%) per annum from the date hereof through the Maturity Date shall be paid monthly by the Company in cash or, at the sole option of the Company, in registered shares of the Company’s common stock, no par value (“Common Stock”) at the average closing bid price of the Common Stock for the five (5) trading days immediately preceding the payment date. Interest payments shall be delivered to the Lender within five (5) business days of the first day of each month.

(b) Principal shall be due and payable on the one-year anniversary of the date of issue of this Debenture. The principal amount shall be repaid in cash and in full on the date it is due.

(c) The Company further agrees that, if any payment made by the Company or any other person is applied to this Debenture and is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any property hereafter pledged as security for this Debenture is required to be returned by Lender to the Company, its estate, trustee, receiver or any other party, including, without limitation, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Company’s liability hereunder (and any lien, security interest or other collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, or, if prior thereto any such lien, security interest or other collateral hereunder securing the Company’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, this Debenture (and such lien, security interest or other collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Company in respect to the amount of such payment (or any lien, security interest or other collateral securing such obligation).

(d) All computations of interest shall be made by Lender on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a business day, such payment shall be made on the next succeeding day and such extension of time shall in such case be included in the computation of payment of interest.

(e) The Company may prepay all or any part of the outstanding principal amount of this Debenture, together with interest accrued, if any, excluding the interest that was prepaid as described in Section 1 (a) above on the amount prepaid through the date of prepayment, plus a premium, upon not fewer than ten (10) trading days’ prior written notice to the Lender. In the event such prepayment occurs, the amount paid shall be 125% of the prepaid principal plus any accrued interest.

3. Restructure. Upon the earlier of: (a) September 1, 2008; or (b) the date that 100% of the Company’s outstanding and unconverted Series B Convertible Preferred Stock is mandatorily converted into shares of Common Stock pursuant to the terms of the Company’s Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series B Convertible Preferred Stock (the “Restructure Election Date”), the Company shall have the option to convert this Debenture, which shall at such time be deemed fully paid and shall be terminated, cancelled, and deemed null and void, to a Secured Convertible Debenture that, at the sole option of the Investor, is convertible into common stock of the Company (the “Restructure”). The Company’s option to Restructure shall expire on the tenth day of September 2008 (the “Restructure Expiration Date”), unless all parties mutually agree in writing to extend the Restructure Expiration Date. In the event that the Company elects to Restructure, the Company shall deliver to the Investors an executed Notice of Restructure in the form attached as Exhibit A along with Board Resolutions authorizing and approving the Restructure and the duly executed Secured Convertible Debenture. Upon receipt of the Notice, Board Resolution and Convertible Debenture, the Investor shall return this Debenture, in its originally executed form, to the Company for cancellation.

4. Liability of the Company. The Company is unconditionally, and without regard to the liability of any other person, liable for the payment and performance of this Debenture and such liability shall not be affected by an extension of time, renewal, waiver, or modification of this Debenture or the release, substitution, or addition of collateral for this Debenture. Each person signing this Debenture consents to any and all extensions of time, renewals, waivers, or modifications, as well as to release, substitution, or addition of guarantors or collateral security, without affecting the Company’s liabilities hereunder. Lender is entitled to the benefits of any collateral agreement, guarantee, security agreement, assignment, or any other documents which may be related to or are applicable to the debt evidenced by this Debenture, all of which are collectively referred to as “Loan Documents” as they now exist, may exist in the future, have existed, and as they may be amended, modified, renewed, or substituted.

5. Representations and Warranties. The Company represents and warrants as follows:

(i)	the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California;

(ii)
the execution, delivery and performance by the Company of this Debenture are within the Company's powers, have been duly authorized by all necessary action, and do not contravene: (A) the Company's Articles of Incorporation or by-laws; or (B) any law or agreement or document binding on or affecting the Company;

(iii)
other than has been previously obtained, no other authorization or approval or other action by, and no notice to or filing with, any governmental authority, regulatory body or third person is required for the due execution, delivery and performance by the Company of this Debenture;

(iv)
this Debenture constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforcement hereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity;

(v)
the Company has all requisite power and authority to own and operate its property and assets and to conduct its business as now conducted and proposed to be conducted and to consummate the transactions contemplated hereby;

(vi)
the Company is duly qualified to conduct its business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it, or in which the transaction of its business makes such qualification necessary;

(vii)
to the Company’s knowledge, there is no pending or threatened action or proceeding affecting the Company before any governmental agency or arbitrator which challenges or relates to this Debenture or which may otherwise have a material adverse effect on the Company;

(viii)	after giving effect to the transactions contemplated by this Debenture, the Company is Solvent;

(ix)
the Company is not in violation or default of any provision of its Articles of Incorporation or by-laws, each as currently in effect, or any instrument, judgment, order, writ, decree or contract, statute, rule or regulation to which the Company is subject; and

(x)
this Debenture is validly issued, free of any taxes, liens, and encumbrances related to the issuance, other than the holder of the current debt issued in connection with the initial plant, hereof and is not subject to preemptive right or other similar right of members of the Company.

6. Covenants. So long as any principal or interest is due hereunder and shall remain unpaid, the Company will, unless the Lender shall otherwise consent in writing:

(a) Maintain and preserve its existence, rights and privileges;

(b) Other than: (i) bank debt, whether existing as of the date of this Debenture or accumulated in the future, in the aggregate amount of $12,000,000, except as otherwise permitted in the Transaction Documents; and (ii) any financing arrangements identified as permitted arrangements under the terms of the Security Agreement, the Company will not incur any indebtedness, other than indebtedness incurred in the ordinary course of business or outstanding on the date hereof, unless such indebtedness is subordinated to the prior payment in full of this Debenture on terms reasonably satisfactory to the Lender;

(c) Not: (i) directly or indirectly sell, lease or otherwise dispose of all or substantially all of any of its property or assets other than in its ordinary course of business, in the aggregate, to any person(s), whether in one transaction or in a series of transactions over any period of time; (ii) merge into, with or consolidate with any other person, whereby such other person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such merger or other business combination) or whereby any “person” is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock; or (iii) adopt any plan or arrangement for the dissolution or liquidation of the Company;

(d) Give written notice to Lender upon the occurrence of an Event of Default (as defined below) within five (5) Business Days of such event;

(e) Not use the proceeds from the issuance of this Debenture in any way for any purpose that entails a violation of, or is inconsistent with, Regulation U of the Board of Governors of the Federal Reserve System of the United States of America;

(f) Comply in all material respects with all applicable laws (whether federal, state or local and whether statutory, administrative or judicial or other) and with every applicable lawful governmental order (whether administrative or judicial).

(g) Not redeem or repurchase any of its capital stock;

(h) Not make any advance or loan to any person, firm or corporation, except for reasonable travel or business expenses advanced in the ordinary course of business; and

(i) Not take any action which would impair the rights and privileges of this Debenture set forth herein or the rights and privileges of the holder of this Debenture.

7. Events of Default. Each and any of the following shall constitute a default and, after the Lender provides notice to the Company of a default and such default is not cured within the earlier to occur of (A) 5 trading days after notice of such failure sent by the Lender and (B) 10 trading days after the Company has become or should have become aware of such failure, shall constitute an “Event of Default” hereunder:

(a) the nonpayment of principal, late charges or any other costs or expenses promptly when due of any amount payable under this Debenture or the nonpayment by the Company of any other obligation to the Lender;

(b) any default under any material provision of this Debenture (other than a payment default described above);

(c) any failure of the Company to observe or perform any present or future agreement of any nature whatsoever with Lender, including, without limitation, any covenant set forth in this Debenture;

(d) if Company shall commence any case, proceeding or other action: (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, composition or other relief with respect to it or its debts; or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, or the Company shall make a general assignment for the benefit of its creditors; or (iii) there shall be commenced against the Company any case, proceeding or other action of a nature referred to above or seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property, which case, proceeding or other action results in the entry of any order for relief or remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) the Company shall take any action indicating its consent to, approval of, or acquiescence in, or in furtherance of, any of the acts set forth; or (iv) the Company shall generally not, or shall be unable to, pay its debts as they become due or shall admit in writing its inability to pay its debts;

(e) any representation or warranty made by the Company or any other person or entity under this Debenture or under any other Loan Documents shall prove to have been incorrect in any material respect when made;

(f) an event of default, which has not been waived or cured, or a default shall occur and be continuing under any other material agreement, document or instrument binding upon the Company resulting in a liability in excess of one hundred thousand dollars ($100,000) (whether or not any such event of default or default is waived by the holder thereof) and including, without limitation, under any other Transaction Document (as defined in the Securities Purchase Agreement);

(g) the entry of any judgment against the Company or any of its property for an amount in excess of one hundred thousand dollars ($100,000) that remains unsatisfied for thirty (30) days;

(h) the sale of all or substantially all of the assets, or change in ownership or the dissolution, liquidation, merger, or consolidation of the Company without the Lender’s written consent.

8. Lender’s Rights Upon Default. Upon the occurrence of any Event of Default, the Lender may, at its sole and exclusive option, do any or all of the following, either concurrently or separately: (a) accelerate the maturity of this Debenture and demand immediate payment in full, whereupon the outstanding principal amount of the Debenture and all obligations of Company to Lender, together with accrued interest thereon and accrued charges and costs, shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; and (b) exercise all legally available rights and privileges.

9. Default Interest Rate. Upon an Event of Default, without any further action on the part of Lender, interest will thereafter accrue at the rate of eighteen percent (18%) per annum (the “Default Rate”), until all outstanding principal, interest and fees are repaid in full by Company.

10. Usury. In no event shall the amount of interest paid or agreed to be paid hereunder exceed the highest lawful rate permissible under applicable law. Any excess amount of deemed interest shall be null and void and shall not interfere with or affect the Company’s obligation to repay the principal of and interest on the Debenture. This confirms that the Company and, by its acceptance of this Debenture, the Lender intend to contract in strict compliance with applicable usury laws from time to time in effect. Accordingly, the Company and the Lender stipulate and agree that none of the terms and provisions contained herein shall ever be construed to create a contract to pay, for the use or forbearance of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect.

11. No Prepayment. This Debenture may not be prepaid in whole or in part, at any time, without the prior written consent of the Lender, except pursuant to the provisions of section 2(e).

12. Costs of Enforcement. Company hereby covenants and agrees to indemnify, defend and hold Lender harmless from and against all costs and expenses, including reasonable attorneys’ fees and their costs, together with interest thereon at the prime rate, incurred by Lender in enforcing its rights under this Debenture; or if Lender is made a party as a defendant in any action or proceeding arising out of or in connection with its status as a lender, or if Lender is requested to respond to any subpoena or other legal process issued in connection with this Debenture; or reasonable disbursements arising out of any costs and expenses, including reasonable attorneys’ fees and their costs incurred in any bankruptcy case; or for any legal or appraisal reviews, advice or counsel performed for Lender following a request by Company for waiver, modification or amendment of this Debenture or any of the other Loan Documents.

13. Governing Law. This Debenture shall be binding upon and inure to the benefit of the Company and the Lender and their respective successors and assigns; provided that the Company may not assign this Debenture, in whole or in part, by operation of law or otherwise, without the prior written consent of the Lender. The Lender may assign or otherwise participate out all or part of, or any interest in, its rights and benefits hereunder and to the extent of such assignment or participation such assignee shall have the same rights and benefits against the Company as it would have had if it were the Lender. This Debenture, and any claims arising out of or relating to this Debenture, whether in contract or tort, statutory or common law, shall be governed exclusively by, and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

14. Jurisdiction. THE COMPANY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS DEBENTURE, OR ANY OTHER INSTRUMENT OR DOCUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH SHALL BE BROUGHT EXCLUSIVELY IN ANY COURT OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF NEW YORK, IN EACH CASE, IN THE COUNTY OF NASSAU. THE COMPANY, BY THE EXECUTION AND DELIVERY OF THIS DEBENTURE, EXPRESSLY AND IRREVOCABLY CONSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDINGS. THE COMPANY AGREES THAT PERSONAL JURISDICTION OVER IT MAY BE OBTAINED BY THE DELIVERY OF A SUMMONS BY PERSONAL DELIVERY OR OVERNIGHT COURIER AT THE ADDRESS PROVIDED IN SECTION 16 OF THIS DEBENTURE. ASSUMING DELIVERY OF THE SUMMONS IN ACCORDANCE WITH THIS PROVISION, THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OF FORUM NON CONVENIENS OR ANY SIMILAR BASIS.

15. Miscellaneous.

(a) Company hereby waives protest, notice of protest, presentment, dishonor, and demand.

(b) Time is of the essence for each of Company’s covenants under this Debenture.

(c) The rights and privileges of Lender under this Debenture shall inure to the benefit of its successors and assigns. All obligations of Company in connection with this Debenture shall bind Company’s successors and assigns.

(d) If any provision of this Debenture shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Debenture shall be construed as if such invalid or unenforceable provision had never been contained herein.

(e) The waiver of any Event of Default or the failure of Lender to exercise any right or remedy to which it may be entitled shall not be deemed a waiver of any subsequent Event of Default or Lender’s right to exercise that or any other right or remedy to which Lender is entitled. No delay or omission by Lender in exercising, or failure by Lender to exercise on any one or more occasions, shall be construed as a waiver or novation of this Debenture or prevent the subsequent exercise of any or all such rights.

(f) This Debenture may not be waived, changed, modified, or discharged orally, but only in writing.

16. Notice, Etc. Any notice required by the provisions of this Debenture will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, and delivered as follows:

If to the Company:

Infosmart Group, Inc.
5th Floor, QPL Industrial Building
126-140 Texaco Road
Tsuen Wan, Hong Kong

With a copy to:

Richardson & Patel, LLP
10900 Wilshire Blvd., Suite 500
Los Angeles, California 90024-6525
Attn: Kevin Leung
Telephone: (310) 208-1182
Facsimile: (310) 208-1154

If to Lender:

_____

With a copy to:

Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
Attention: Eric Stein
Phone Number (732) 409-1212
Facsimile Number: (732) 577-1188

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties.

17. Definitions. As used herein, the following terms shall have the meaning ascribed to them below:

(a) "Solvent" shall mean, with respect to any person or entity on a particular date, that on such date: (i) the fair value of the property of such person or entity is not less than the total amount of the liabilities of such person or entity; (ii) the present fair salable value of the assets of such person or entity is not less than the amount required to pay the probable liability on such person's existing debts as they become absolute and matured; (iii) such person or entity is able to realize upon its assets and pay its debts and other liabilities; (iv) such person or entity does not intend to, and does not believe that it will, incur debts or liabilities beyond such person or entity's ability to pay as such debts and liabilities mature; and (v) such person or entity is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such person's or entity's property would constitute unreasonably small capital.

(b) "Securities Purchase Agreement" shall mean the Securities Purchase Agreement dated the date hereof among the Company, the Lender and the other purchasers identified therein.

[REMAINDER OF PAGE LEFT BLANK]

[SIGNATURE PAGE TO DEBENTURE]

IN WITNESS WHEREOF, the undersigned has executed this Secured Debenture as of the date first set forth above.

INFOSMART GROUP, INC.

By:
Its:

ATTORNEY NOTARIZATION:

Attorney Name:

I.D. No.:

EXHIBIT A

NOTICE OF INTENTION TO RESTRUCTURE

(to be signed upon Restructure of Debt)

TO _____:

The Company hereby has decided to restructure the financing and agrees to terminate the Secured Debenture and replace it with the Senior Convertible Debenture. The Company has attached a copy of its executed Board Resolution authorizing approving its decision to Restructure and replace the Secured Debenture with the Secured Convertible Debenture and is delivering the executed Secured Convertible Debenture. The Company, thereby, requests that the Secured Debenture be returned to the Company for cancellation.

Dated: _____________________

(signature)

(address)